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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated January 15, 1999 in the Registration Statement (Form S-1) and related Prospectus of Scientific Learning Corporation for the registration of shares of its Common Stock.

Walnut Creek, California

April   , 1999

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    The foregoing consent is in the form that will be signed upon completion of stockholder approval of the two-for-three reverse stock split described in Note 8 to the financial statements.

                                                           /s/ ERNST & YOUNG LLP

Walnut Creek, California

April 26, 1999